UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2024

SURGEPAYS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-40992	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3124 Brother Blvd, Suite 104

Bartlett TN 38133

(Address of principal executive offices, including zip code)

(901) 302-9587

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SURG	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	SURGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 10, 2024, SurgePays, Inc., a Nevada corporation (the “Company”), announced that it had signed a Master Services Agreement (the “MSA”) with TerraCom, Inc. (“TerraCom”), a wireless service provider and licensed Lifeline Program (the “Program”) provider under the Federal Communications Commission, effective October 3, 2024. Pursuant to the MSA, the Company will act as a contractor to TerraCom for the identification and enrollment of potential customers who may be eligible for telecommunications and internet services offered under the Program. The Company in return for these services shall receive from TerraCom the actual revenue received by TerraCom on behalf of the enrolled customers, less a monthly transaction fee.

Additionally, as contemplated by the MSA, the Company and TerraCom are negotiating a stock purchase agreement (the “Agreement”), under which the Company intends to purchase a majority holding in TerraCom. As part of the ongoing negotiations for the Agreement, the Company has placed $1 million in an escrow account as partial consideration for the payment of TerraCom shares pursuant to the potential Agreement, which will be returned to the Company if the Agreement is not entered into and closed by the timing as set forth in MSA.

The MSA will have an initial term of 90 days from October 3, 2024, and may be extended by mutual agreement of the Company and TerraCom. In the event the MSA terminates without renewal or for-cause after the expiration of the Term, the Company and TerraCom will service the customers per the terms of the MSA, with the ability for the Company to work to move up to 50% of subscribed customers to an alternative Program provider. For any such customers who continue to be serviced by the Company for subscription in the Program with TerraCom, the Company will be entitled to receive reimbursement for the wireless service costs and top-up revenue with respect to such customers.

The MSA contains customary terms, conditions, and agreements by the Company, indemnification obligations of the Company, other obligations of the parties, and termination provisions. A copy of the MSA is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the MSA is qualified in its entirety by such exhibit.

This Current Report contains express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control. The forward-looking statements contained in this Current Report are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Quarterly Reports on Form 10-Q. The forward-looking statements in this Current Report speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this Current Report to reflect events or circumstances after the date of this Current Report or to reflect new information or the occurrence of unanticipated events, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
10.1	Master Services Agreement, dated as of October 3, 2024, between SurgePays, Inc. and TerraCom, Inc.
104	Cover Page Interactive Date (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGEPAYS, INC.

Date: October 16, 2024	By:	/s/ Kevin Brian Cox
Kevin Brian Cox
Chief Executive Officer